Exhibit 99.1
COINMACH SERVICE CORP. ANNOUNCES PROPOSED REFINANCING OF ITS SENIOR CREDIT FACILITY
     Plainview, N.Y. (November 14, 2005) — Coinmach Service Corp. (AMEX: “DRY”) (the “Company”) announced today that its subsidiary, Coinmach Corporation, intends to refinance its senior secured credit facility. The new facility is expected to consist of a $75 million revolving credit facility and a $570 million term loan facility. The $570 million term loan facility would be used to refinance approximately $230 million of existing term debt and, the balance of approximately $340 million, to retire Coinmach Corporation’s 9% Senior Notes due 2010. Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. are expected to be joint lead arrangers in the refinancing.
     This press release does not constitute an offer to buy or sell any securities or a solicitation of an offer to buy or sell any securities.
     Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from historical results or future results expressed in such statements. Such risks, uncertainties and other factors include those described in the Company’s filings with the Securities and Exchange Commission.